Exhibit 99.2

Notice of Guaranteed Delivery

for

OSCIENT PHARMACEUTICALS CORPORATION

Offer for all

Outstanding 3.50% Convertible Senior Notes due 2011

in Exchange for

12.50% Convertible Senior Notes due 2011

which will be Registered under

the Securities Act of 1933, as Amended,

Prior to Closing and Common Stock

You must use this form, or a form substantially equivalent to this form, to accept the Exchange Offer of Oscient Pharmaceuticals Corporation (the “Company”) made pursuant to the Preliminary Prospectus, dated October 21, 2008 (the “Prospectus”), if the procedure for book-entry transfer cannot be completed on a timely basis, or time will not permit all required documents to reach U.S. Bank National Association, as exchange agent (the “Exchange Agent”), prior to 11:59 p.m., New York City time, on the Expiration Date of the Exchange Offer. This form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender outstanding 3.50% Convertible Senior Notes due 2011 (the “Existing 2011 Notes”), pursuant to the Exchange Offer, the Letter of Transmittal (or facsimile thereof) or an electronic confirmation pursuant to The Depository Trust Company’s ATOP system, with any required signature guarantees and any other required documents must also be received by the Exchange Agent prior to 11:59 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery To:

U.S. Bank National Association

Exchange Agent

For 3.50% Convertible Senior Notes due 2011

By Mail or Overnight Courier

U.S. Bank National Association

Attn. Specialized Finance

60 Livingston Avenue

St. Paul, MN 55107

By Facsimile Transmission:

(617) 603-6683

Phone:

Confirm by Telephone:

(617) 603-6553

and

For Information with respect to the Exchange Offer call:

THE ALTMAN GROUP, INC.

1200 Wall Street West, 3rd Floor

Lyndhurst, New Jersey 07071

Holders call toll-free: (866) 751-6316

Banks and Brokers call: (201) 806-7300

Fax: (201) 460-0050

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL OR LETTER OF TRANSMITTAL AND CONSENT, AS APPLICABLE.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Existing 2011 Notes set forth below pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

The undersigned understands that tenders of Existing 2011 Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Existing 2011 Notes pursuant to the Exchange Offer may not be withdrawn after 11:59 p.m., New York City time, on the Expiration Date. Tenders of Existing 2011 Notes may be withdrawn as provided in the Prospectus.

DESCRIPTION OF EXISTING NOTES	1	2	3	4
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Note Certificate Number(s)*/ Account Number(s)	Aggregate Principal Amount of Existing Note(s)	Principal Amount Tendered**	CUSIP Number(s)

	Total
* For book-entry to The Depository Trust Company, please provide account number

**     Unless otherwise indicated in this column, a Holder will be deemed to have tendered ALL of the Existing Notes represented by the Existing 2011 Notes indicated in column 2. See Instruction 2. Existing 2011 Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiple thereof. See Instruction 1

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, personal representatives, administrators, trustees in bankruptcy, successors and assigns of the undersigned.

PLEASE SIGN HERE

x

x
Signature(s) of Owner(s) or Authorized Signatory	(Date)

Area Code and Telephone Number:

Must be signed by the Holder(s) of Existing 2011 Notes as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

DO NOT SEND NOTES WITH THE FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR LETTER OF TRANSMITTAL AND CONSENT, AS APPLICABLE.